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                                 EXHIBIT 24 (i)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption
"Experts" and to the use of our report dated January 26, 1996, with respect to the consolidated financial statements of Hampshire Funding, Inc. and Subsidiary for the year ended December 31, 1995, included in the Registration Statement (Form S-2) and related Prospectus of Hampshire Funding, Inc. and Subsidiary.


                                               ERNST & YOUNG LLP


Boston, Massachusetts
March 21, 1996